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INDEPENDENT AUDITORS' CONSENT


Atlas Assets, Inc.:

We consent to (a) the incorporation by reference in this Post-Effective Amendment No. 24 to Registration Statement No. 33-20318 on Form N-1A of our report dated February 12, 1999 incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement,
(b) the reference to us under the heading "Additional Information - Independent Auditors" in such Statement of Additional Information, and
(c) the reference to us under the heading "Financial Highlights" in the Prospectus and the Supplement To Prospectus, which are a part of such Registration Statement.



/s/Deloitte & Touche LLP
Oakland, California
April 28, 1999